Exhibit 99.1

MARCHEX, INC.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

On April 21, 2015, Marchex, Inc. (the “Company” or “Marchex”) sold the bulk of its domain portfolio and certain related assets (“Domain Name Operations”) to GoDaddy.com LLC (“GoDaddy”), pursuant to the terms and conditions of the Asset Purchase Agreement, dated April 21, 2015, (the “Asset Purchase Agreement”), by and among NameFind LLC, a Delaware limited liability company (“Buyer”), GoDaddy, the ultimate parent of Buyer, Marchex Sales, LLC, a Delaware limited liability company (the “Seller”) and Marchex, the ultimate parent of Seller. Marchex received aggregate sale proceeds of $28.1 million, which was paid in cash at closing, and the Asset Purchase Agreement provides for additional earn-out payments subject to achieving certain sales targets.

The following unaudited pro forma condensed consolidated financial statements give effect to the disposition of Marchex’s Domain Name Operations. The unaudited pro forma condensed consolidated financial statements are based on the historical consolidated financial statements of Marchex. The unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2012, 2013 and 2014 give effect to the divestiture as if it had been completed on January 1, 2012. The unaudited pro forma condensed consolidated balance sheet gives effect to the acquisition as if it had been completed on December 31, 2014.

The historical financial information has been adjusted to give effect to pro forma adjustments that are (1) directly attributable to the divestiture, (2) factually supportable and (3) for purposes of the pro forma condensed consolidated statements of operations, expected to have a continuing impact on the consolidated results of Marchex. The unaudited pro forma condensed consolidated financial statements do not reflect any operating efficiencies, cost savings or revenue enhancements that may be achieved by the divestiture. In addition, certain nonrecurring expenses expected to be incurred within the first twelve months after the divestiture are also not reflected in the pro forma statements.

The pro forma adjustments are based on preliminary information available as of the date of this current report on Form 8-K. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. These preliminary assumptions and estimates are subject to change as Marchex finalizes the accounting for the divestiture.

These unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and are not necessarily indicative of what the actual results of operations and financial position would have been had the divestiture taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of Marchex.

The unaudited pro forma condensed consolidated financial statements, including the notes thereto, should be read in conjunction with the historical consolidated financial statements of Marchex included in its Annual Report on Form 10-K for the year ended December 31, 2014.

MARCHEX, INC.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of December 31, 2014

(in thousands)

		Divestiture		Marchex, Inc.
	Marchex, Inc.	Pro Forma		Pro Forma
	Historical	Adjustments		Adjusted
Assets
Current assets:
Cash and cash equivalents	$80,032	$28,105	a	$108,137
Trade accounts receivable, net	25,941	—		25,941
Prepaid expenses and other current assets	3,143	(829)	b	2,314
Refundable income taxes	131	—		131

Total current assets	109,247	27,276		136,523
Property and equipment, net	5,430	—		5,430
Intangible and other assets, net	313	(59)	b	254
Goodwill	65,679	(2,374)	c	63,305

Total assets	$180,669	$24,843		$205,512

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$13,766	$—		$13,766
Accrued expenses and other current liabilities	7,515	2,758	d	10,273
Deferred revenue	2,117	—		2,117

Total current liabilities	23,398	2,758		26,156
Other non-current liabilities	1,118	—		1,118

Total liabilities	24,516	2,758		27,274
Stockholders’ equity
Common stock	428	—		428
Treasury stock	(2,503)	—		(2,503)
Additional paid-in capital	348,467	—		348,467
Accumulated deficit	(190,239)	22,085	e	(168,154)

Total stockholders’ equity	156,153	22,085		178,238

Total liabilities and stockholders’ equity	$180,669	$24,843		$205,512

See notes to unaudited pro forma condensed consolidated financial statements.

MARCHEX, INC.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	For the twelve months ended December 31,
	2012			2013			2014
		Divestiture	Marchex, Inc.		Divestiture	Marchex, Inc.		Divestiture	Marchex, Inc.
	Marchex, Inc.	Pro Forma	Pro Forma	Marchex, Inc.	Pro Forma	Pro Forma	Marchex, Inc.	Pro Forma	Pro Forma
	Historical	Adjustments	Adjusted	Historical	Adjustments	Adjusted	Historical	Adjustments	Adjusted
Revenue	$132,794	$(3,485)	$129,309	$152,550	$(4,713)	$147,837	$182,644	$(9,043)	$173,601	f
Expenses:
Service costs (1)	75,920	(2,551)	73,369	91,858	(3,240)	88,618	114,581	(3,283)	111,298	g
Sales and marketing (1)	13,057	(4)	13,053	11,182	(341)	10,841	12,251	(494)	11,757	g
Product development (1)	23,200	—	23,200	27,346	(15)	27,331	29,561	—	29,561	g
General and administrative (1)	22,838	(126)	22,712	19,385	(30)	19,355	20,923	(17)	20,906	g
Amortization of intangible assets from acquisitions (2)	4,728	(149)	4,579	2,926	—	2,926	434	—	434	g
Acquisition and separation related costs	753	—	753	878	—	878	(68)	—	(68)

Total operating expenses	140,496	(2,830)	137,666	153,575	(3,626)	149,949	177,682	(3,794)	173,888
Impairment of goodwill	(15,837)	—	(15,837)	—	—	—	—	—	—
Gain on sales and disposals of intangible assets, net	6,296	(6,296)	—	3,774	(3,774)	—	—	—	—	h

Income (loss) from operations	(17,243)	(6,951)	(24,194)	2,749	(4,861)	(2,112)	4,962	(5,249)	(287)
Interest expense and other, net	(449)	(1)	(450)	(37)	(1)	(38)	(62)	—	(62)	g

Income (loss) from continuing operations before provision for income taxes	(17,692)	(6,952)	(24,644)	2,712	(4,862)	(2,150)	4,900	(5,249)	(349)
Income tax expense	16,566	(2,364)	14,202	1,755	(1,653)	102	24,277	(1,785)	22,492	i

Net income (loss) from continuing operations	$(34,258)	$(4,588)	$(38,846)	$957	$(3,209)	$(2,252)	$(19,377)	$(3,464)	$(22,841)

Basic and diluted net income (loss) per share applicable to common stockholders from continuing operations
Class A	$(1.03)		$(1.17)	$0.03		$(0.06)	$(0.49)		$(0.57)
Class B	$(1.02)		$(1.16)	$0.03		$(0.06)	$(0.49)		$(0.57)
Dividends paid per share	$0.25		$0.25	$—		$—	$0.08		$0.08
Shares used to calculate basic net income (loss) per share applicable to common stockholders from continuing operations
Class A	9,574		9,574	8,816		8,816	5,853		5,853
Class B	24,412		24,412	26,798		26,798	34,157		34,157
Shares used to calculate diluted net income (loss) per share applicable to common stockholders from continuing operations
Class A	9,574		9,574	8,816		8,816	5,853		5,853
Class B	33,986		33,986	36,999	(1,385)	35,614	40,010		40,010	j
(1) Excludes amortization of intangibles from acquisitions.
(2) Components of amortization of intangible assets
Service costs	$3,484	(149)	$3,335	$1,981	—	$1,981	$434	—	$434	g
Sales and marketing	1,228	—	1,228	945	—	945	—	—	—
General and administrative	16	—	16	—	—	—	—	—	—

	$4,728	(149)	$4,579	$2,926	—	$2,926	$434	—	$434

See notes to unaudited pro forma condensed consolidated financial statements.

MARCHEX, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Pro Forma Adjustments

(a) Represents the cash consideration received at closing. Any potential additional earn-out cash payments, which are subject to achieving certain sales targets per the terms of the Asset Purchase Agreement dated as of April 21, 2015, are excluded from the pro forma adjustments.

(b) Represents elimination of certain prepaid domain costs paid to renew or extend the terms of the domain names and the carrying value of the domains names related to the divested operations under current and non-current assets, respectively.

(c) Represents elimination of estimated goodwill allocated to the divested operations. The allocation is based on the estimated relative fair value of the divested assets in relation to the fair value of the Company’s Archeo reporting unit.

(d) Represents estimated non-recurring disposition related costs such as legal, accounting and other professional services and expenses associated with the divestiture, which Marchex has incurred or expects to incur subsequent to December 31, 2014. These non-recurring disposition related costs are not reflected in the unaudited pro forma condensed consolidated statements of operations.

(e) Represents the estimated net impact of the balance sheet pro forma adjustments on stockholders’ equity and Marchex’s estimate of the gain on sale of approximately $22 million, excluding any potential tax effects, from the divested operations. The gain on sale is non-recurring and not reflected in the unaudited pro forma consolidated statements of operations.

(f) Represents the elimination of estimated revenues from domain name sales and advertisement listings generated from the domain names related to the divested operations.

(g) Represents the elimination of estimated expenses related to the divested operations, including amortization of prepaid domain costs and certain operating expenses involved with supporting the divested operations

(h) Represents the elimination of gains on sales and disposals of domain names related to the divested operations.

(i) Represents the income tax effects of the pro forma adjustments using a statutory tax rate of 34%.

(j) For purposes of calculating the shares used for the pro forma diluted net loss per share for the year ended December 31, 2013, potentially dilutive securities were not included in the computation when their effects would be anti-dilutive.